Exhibit 99.1

Adamas One Receives Nasdaq Notification of Non-Compliance with
Listing Rule 5250(c)(1)

Scottsdale, Ariz., August 27, 2024 - Adamas One Corp. (Nasdaq: JEWL) (“Adamas One,” “Adamas” or the “Company”), The Original Lab-Grown Diamond Company™, a high-tech company that leverages proprietary technology to produce high-quality, single-crystal, Lab-Grown Diamonds for jewelry and diamond materials for industrial uses, today reports that, as previously disclosed, the Company had a hearing scheduled for May 30, 2024 before a Nasdaq Hearings Panel (the “Panel”) regarding its plan to regain compliance with: (1) Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”); (2) Nasdaq Listing Rule 5250(f) (the “Fees Rule”); and (3) Nasdaq Listing Rule 5250(c)(1) (the “Filings Rule”). On June 07, 2024, the Company received a decision letter from the Panel of the Nasdaq Stock Market (“Nasdaq”). The Panel granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the following: 1) on or before July 29, 2024, the Company shall cure its filing delinquencies and demonstrate compliance with the Filings Rule; and 2) on or before August 30, 2024, the Company shall have demonstrated compliance with the Minimum Bid Price Rule, by evidencing a closing bid price of $1 or more per share for a minimum of ten consecutive trading sessions.

On August 21, 2024, the Company received a letter from the Listing Qualifications Department of the Nasdaq notifying the Company that, per the Filings Rule, the Company is delinquent in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2024, which serves as an additional basis for delisting the Company’s securities from Nasdaq.

The Company intends to present a plan to regain compliance with the Filings Rule and request the continued listing of its common shares on Nasdaq pending such compliance. However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

About Adamas One Corp.

Adamas is a lab-grown diamond manufacturer that produces near flawless single-crystal diamonds for gemstone and industrial applications, in its facilities in Greenville, South Carolina. Adamas One™ was awarded the “Best Lab-Grown Diamond Manufacturer for 2023.” The Company holds 36 patents and uses its proprietary chemical vapor deposition (CVD) to grow gem-sized and smaller diamond crystals. Adamas One™ lab-grown diamonds have the same physical, chemical and optical properties as mined diamonds. The Company’s controlled manufacturing processes enables it to produce very high-quality, high-purity, single-crystal colorless, near colorless and fancy colored Type IIA diamonds to suit a variety of industrial and gemstone applications. The Company intends to market and sell its diamonds into the wholesale jewelry and industrial markets. For more information about Adamas One Corp. and its award-winning lab-grown diamonds. For more information, visit us at www.adamasone.com.

Not Mined. Not Fake. Just Sped Up Perfection. ™

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Adamas One Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information contact:

Investor Relations

CORE IR

Scott Arnold, Managing Partner

516 222 2560

ir@adamasone.com

Media Relations

CORE IR

Jules Abraham

917 885 7378

Source: Adamas One Corp

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